UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Pharmacopeia Drug Discovery, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHARMACOPEIA DRUG DISCOVERY, INC.

Leslie J. Browne, Ph.D.
President and Chief Executive Officer

March 31, 2006

Dear Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Pharmacopeia Drug Discovery, Inc. (Pharmacopeia), to be held on Thursday May 4, 2006 at 9:00 a.m. at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512 . The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

I hope that you will be able to join us. If you are unable to attend this year’s meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

Thank you for your interest and participation in the affairs of Pharmacopeia.

Sincerely,

Leslie J. Browne, Ph.D.

PHARMACOPEIA DRUG DISCOVERY, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 4, 2006

Dear Stockholder:

The 2006 Annual Meeting of Stockholders of Pharmacopeia Drug Discovery, Inc. (Pharmacopeia), will be held on Thursday May 4, 2006, at 9:00 a.m. local time, at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                to elect three Class II directors, to hold office until the annual meeting of stockholders in 2009;

2.                to ratify the appointment of Ernst & Young LLP as our independent certified public accountants for the fiscal year ending December 31, 2006; and

3.                to transact such other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 14, 2006 are entitled to receive notice of and to vote at the meeting.

We appreciate your ongoing interest and participation in our company. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. You can also vote in person at the Annual Meeting; however, if your shares are held of record by a broker, bank or other nominee, you will need to first obtain a proxy issued in your name from the record holder. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return each proxy to ensure that all your shares will be voted. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,

Stephen C. Costalas
Secretary

March 31, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Pharmacopeia Drug Discovery, Inc., a Delaware corporation (the Company), for use at the 2006 Annual Meeting of Stockholders to be held on May 4, 2006, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. The Annual Meeting will be held at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512. Our principal executive offices are located at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512-3516. Our telephone number is (609) 452-3600.

These proxy solicitation materials were mailed on or about March 31, 2006 to all stockholders entitled to vote at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important.   Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most stockholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You may revoke your proxy at any time before it is voted by written notice to Pharmacopeia’s Secretary, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

Who can vote?   Stockholders as of the close of business on March 14, 2006 are entitled to vote. On that day, 15,165,367 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at our principal place of business, 3000 Eastpark Boulevard, Cranbury, New Jersey beginning March 31, 2006. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

What shares are included in the proxy card?   The proxy card represents all the shares of Common Stock registered to your account. Each share of Common Stock that you own entitles you to one vote.

How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Items 1 and 2 has been cast. Director elections are determined by a plurality of the votes cast. Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting and voting thereon.

Who will count the vote?   Our Inspector of Elections, Justin Vogel, will tally the vote and certify the results.

Is my vote confidential?   Proxies, ballots and voting tabulations are available for examination only by the Secretary and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Secretary and except as may be required by law.

Who is soliciting this proxy?   Solicitation of proxies is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock. We have engaged MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist us with the solicitation of proxies prior to the Annual Meeting in exchange for $7,500 plus reimbursement of expenses.

CORPORATE GOVERNANCE

In accordance with General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors.   The Board of Directors held eight meetings in 2005. The incumbent directors in the aggregate attended about 94% of their Board of Directors and assigned committee meetings. Our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of stockholders.

Communication with the Board of Directors.   Stockholders may communicate with the Board of Directors by sending a letter to Pharmacopeia Drug Discovery, Inc. Board of Directors, c/o Office of the General Counsel, P.O. Box 5350, Princeton, New Jersey 08543. The Office of the General Counsel will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Pharmacopeia or its business, or is similarly inappropriate. The Office of the General Counsel has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Director Independence.   The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers: Ms. Ammon, Drs. Baldino, Burakoff and Costley and Messrs. Marino and Peacock.

Committees of the Board of Directors.   The Board of Directors has established four standing committees.

Audit Committee assists the Board of Directors in monitoring: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements related to the financial statements, including our systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of our external auditors. In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. Each of the members of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee met seven times during 2005. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement. The current members of the Audit Committee are Mr. Peacock (Chair), Ms. Ammon and Dr. Costley. Dr. Baldino was a member of the Audit Committee from January 2005 to October 2005. The Board has determined that Mr. Peacock is a financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee reviews and determines compensation arrangements for our Chief Executive Officer and the other executive officers. In addition, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors. The Compensation Committee also administers our equity compensation plans. The Compensation Committee held seven meetings during 2005. The current members of the Compensation Committee are Drs. Baldino (Chair) and Costley and Mr. Peacock. Mr. Marino was a member of the Compensation Committee from January 2005 to March 2005.

Corporate Governance Committee identifies, reviews, evaluates and recommends potential candidates to serve as our directors and serves as a focal point for communication between such candidates, our directors who are not members of the Corporate Governance Committee and our management. The Corporate Governance Committee will consider candidates recommended by members of the Committee or the Board, officers or employees of the Company, the Company’s security holders and other business contacts. Each member of the Corporate Governance Committee is “independent” as defined under the listing standards of the National Association of Securities Dealers. The current members of the Corporate Governance Committee are Mr. Marino (Chair) and Drs. Burakoff and Costley. The Corporate Governance Committee held six meetings during 2005.

The Corporate Governance Committee has adopted a written charter, a copy of which is attached as Appendix B to this proxy statement.

The Corporate Governance Committee will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Corporate Governance Committee will use to evaluate candidates is set forth on page 4 under the heading “Submission of Stockholder Proposals and Director Nominations.”

Secondary Committee awards stock options under our 2004 Stock Incentive Plan to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986 (the Code). The current member of the Secondary Committee is Dr. Browne. The Secondary Committee acted by written consent at various times during 2005.

Director Compensation.   In fiscal 2005, each director who was not an employee of Pharmacopeia in 2005 received annual compensation in the amount of $20,000, paid in advance in equal quarterly installments, plus a $1,500 meeting fee for each Board or committee meeting attended in person and a $750 meeting fee for each Board or committee meeting attended by telephone conference, and each director who was an employee of Pharmacopeia in 2005 did not receive compensation for service as a director. In fiscal 2006, each director who is not an employee of Pharmacopeia will receive the same compensation as paid in 2005 for that service, and each director who is an employee of Pharmacopeia will not receive compensation for service as a director. In fiscal 2005, the Chair of the Audit Committee received annual compensation in the amount of $5,000 for that service and the Chairs of the Compensation Committee and the Corporate Governance Committee each received annual compensation in the amount of $3,500 for that service. In fiscal 2006, the Chairs of the Audit Committee, the Compensation Committee and the Corporate Governance Committee will receive the same compensation as paid in 2005 for those services.

All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Directors of Pharmacopeia who are not employees of Pharmacopeia are eligible to receive options to purchase Common Stock awarded under our 2004 Stock Incentive Plan. In fiscal 2005, all directors (other than Ms. Ammon and Dr. Burakoff) who are not employees of Pharmacopeia were granted stock options to purchase 6,000 shares of our Common Stock on the date of our 2005 annual meeting at a per share exercise price equal to the fair market value of our Common Stock on that date. These stock options will vest on the first anniversary of the grant. Each of Ms. Ammon and Dr. Burakoff was granted an option to purchase 12,000 shares of our Common Stock upon initial election to the Board of Directors. In fiscal 2006, all directors who are not employees of Pharmacopeia will be granted stock options to purchase 6,000 shares of our Common Stock on the date of our 2006 annual meeting at a per share exercise price equal to the fair market value of our Common Stock on that date. In addition, each director who is not an employee of Pharmacopeia will receive an option to purchase 12,000 shares of our Common Stock upon his or her initial election to the Board of Directors at a per share exercise price equal to the fair market value of our Common Stock on that date, and the shares of Common Stock underlying those options will vest in three equal annual installments on the anniversary of the grant.

Code of Ethical Conduct.   Our Ethics and Business Conduct Policy was adopted in its current form in March 2004. The Ethics and Business Conduct Policy applies to all of our employees and directors.

Our Code of Ethical Conduct is posted on our Internet website. Our Internet address is www.pharmacopeia.com. Any waivers of the application of our Code of Ethical Conduct to directors or executive officers must be made by the independent directors. Any waiver of the Code of Ethical Conduct will be disclosed promptly on our Internet website. Any amendment of the Code of Ethical Conduct also will be disclosed promptly on our Internet website.

Submission of Stockholder Proposals and Director Nominations

Stockholders wishing to have a proposal included in the Board of Directors’ 2007 proxy statement must submit the proposal so that Pharmacopeia’s Secretary receives it no later than December 4, 2006. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Stockholders wishing to have a proposal presented at an annual meeting must submit the proposal so that Pharmacopeia’s Secretary receives it not less than 120 days prior to the first anniversary of the date of this proxy statement; provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2006 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the names, appropriate biographical information and qualifications in writing to: Stephen C. Costalas, Corporate Secretary, Pharmacopeia Drug Discovery, Inc., P.O. Box 5350, Princeton, New Jersey 08543. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2007, the name of the proposed nominee and the supporting documentation must be received before December 4, 2006.

In considering any nominee proposed by a stockholder, the Corporate Governance Committee will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Committee. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Corporate Governance Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in our proxy statement. The deadline for submission of these proposals for the 2007 Annual Meeting is February 15, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote on the stockholder proposal when and if the proposal is raised at our 2007 Annual Meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors is divided into three classes, with the term of office of one class expiring each year. We currently have nine directors, with three directors in each of Class I, Class II and Class III. The terms of office of Class II directors, Carol A. Ammon, Paul A. Bartlett and Joseph A. Mollica, expire at the 2006 Annual Meeting. The terms of office of Class III directors, Steven J. Burakoff, James J. Marino and Bruce A. Peacock, expire at the 2007 Annual Meeting. The terms of office of Class I directors, Frank Baldino, Jr., Leslie J. Browne and Gary E. Costley, expire at the 2008 Annual Meeting. At the 2006 Annual Meeting, the stockholders will elect three Class II directors for a term of three years.

Director candidates are nominated by the Corporate Governance Committee of the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 4 under the heading “Submission of Stockholder Proposals and Director Nominations.”

At the Annual Meeting, three Class II directors are to be elected. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class II director will be elected to serve until our 2009 Annual Meeting and until his or her respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

Unless otherwise instructed, the proxy holders will vote the Proxies received by them “FOR” the Company’s three nominees named below.

The Board of Directors recommends a vote “FOR” each of the nominees listed below.

Nominees for Election at the Annual Meeting

Class II Directors

Name of Director	Age	Position/Principal Occupation	Director Since
Carol A. Ammon	55	Director; Chairman of the Board, Endo Pharmaceuticals Inc.	2005
Paul A. Bartlett, Ph.D.	58	Director; Professor Emeritus of Chemistry at the University of California, Berkeley	2004
Joseph A. Mollica, Ph.D.	65	Director; Chairman of the Board of the Company	2002

Ms. Ammon has served as one of our directors since October 2005. She has served as Chairman of the Board of Endo Pharmaceuticals Inc., a speciality pharmaceutical company, since February 2002. Previously, Ms. Ammon served as Chairman and Chief Executive Officer of Endo from April 2003 to October 2005 and as Chairman, President and Chief Executive Officer of Endo from the company’s inception in 1997 to April 2003.

Dr. Bartlett has served as one of our directors since April 2004. Prior to that, Dr. Bartlett served as a director of Accelrys, Inc., our former parent, from January 1998 until April 2004. Dr. Bartlett is the Chair of our Scientific Advisory Board and has been a member of our Scientific Advisory Board since 1993. Dr. Bartlett is a Professor Emeritus of Chemistry at the University of California, Berkeley and was a Professor of Chemistry there from 1973 to 2003. He is the past Chairman of the Department of Chemistry at the University of California, Berkeley.

Dr. Mollica has served as our Chairman of the Board since April 2004. Dr. Mollica served as our President and Chief Executive Officer from April 2002 to August 2004. He served as Chairman of the Board of Directors and Chief Executive Officer of Accelrys, Inc., our former parent, from February 1994 to April 2004. He served as President of Accelrys from August 1996 to April 2004. Dr. Mollica is a director of Cytogen Corp. and serves as Chairman of the Board of Neurocrine BioSciences, Inc.

Incumbent Directors Whose Terms of Office Continue after the Annual Meeting

Incumbent Class III Directors to Continue in Office for the Term Expiring in 2007

Name of Director	Age	Position/Principal Occupation	Director Since
Steven J. Burakoff, M.D.	63	Director; Laura and Isaac Perlmutter Professor of Pathology and Professor of Medicine and Pediatrics at New York University School of Medicine	2005
James J. Marino	55	Director; Partner, law firm of Dechert LLP	2004
Bruce A. Peacock	54	Director; Chief Executive Officer of The Little Clinic LLC	2004

Dr. Burakoff has served as one of our directors since February 2005. Dr. Burakoff has served as Laura and Isaac Perlmutter Professor of Pathology at New York University School of Medicine since 2000 and as Professor of Medicine and Pediatrics at New York University School of Medicine since 2000. He has served as Director of the Skirball Institute of Biomolecular Medicine at New York University School of Medicine since 2000 and as Director of the New York University Cancer Institute and Kaplan

Comprehensive Cancer Center since 2000. Dr. Burakoff served as Chair of the Department of Pediatric Oncology at Dana-Farber Cancer Institute from 1985 to 2000. He also was the Margaret M. Dyson Professor of Pediatrics at Harvard Medical School from 1983 to 2000.

Mr. Marino has served as one of our directors since April 2004. Prior to that, Mr. Marino served as a director of Accelrys, Inc., our former parent, from February 2000 until April 2004. He has been a partner in the law firm of Dechert LLP since 1988. Mr. Marino currently serves as Chair of the firm’s Life Sciences Practice Group and is the Managing Partner of the firm’s Princeton office. He is engaged in the practice of corporate law with an emphasis on the representation of technology-based companies.

Mr. Peacock has served as one of our directors since April 2004. Mr. Peacock has served as Chief Executive Officer and a director of The Little Clinic LLC, a healthcare services company that manages walk-in clinics, since August 2005. From April 2002 to August 2005, Mr. Peacock served as President, Chief Executive Officer and a director of Adolor Corporation, a biotechnology company. Prior to that, Mr. Peacock served as President, Chief Executive Officer and a director of Orthovita, Inc., a biomaterials company, from June 2000 to April 2002 and also served as Chief Operating Officer of Orthovita from June 1999 to June 2000.

Incumbent Class I Directors to Continue in Office for Term Expiring in 2008

Name of Director	Age	Position/Principal Occupation	Director Since
Frank Baldino, Jr., Ph.D.	51	Director; Chairman and Chief Executive Officer of Cephalon, Inc.	2004
Leslie J. Browne, Ph.D.	56	Director; President and Chief Executive Officer of the Company	2004
Gary E. Costley, Ph.D.	62	Director; Managing Director C&G Capital LLC	2004

Dr. Baldino has served as one of our directors since April 2004. Prior to that, Dr. Baldino served as a director of Accelrys, Inc., our former parent, from October 1996 until April 2004. In 1987, Dr. Baldino founded Cephalon, Inc., an integrated specialty biopharmaceutical company. He has served as Chairman and Chief Executive Officer of Cephalon, Inc. since 1999. Dr. Baldino is also currently a director of ViroPharma, Inc., NicOx S.A., Acusphere, Inc. and certain closely held companies and charitable organizations.

Dr. Browne has served as our President and Chief Executive Officer and a director since August 2004. Prior to joining us, he was the Chief Operating Officer at Iconix Pharmaceuticals, Inc., a chemogenomics company, from October 2001 to August 2004, where he led the research, development and informatics operations and launched Iconix’s first product, DrugMatrix®. Before that, he spent over a decade at Berlex/Schering AG, in several positions rising to Corporate Vice President, Berlex Laboratories, Inc. and President of Schering Berlin Venture Corporation. At Berlex Biosciences he rebuilt the drug discovery operation and championed a number of important pharma-biotech deals for Berlex, including Accelrys’ second signed pharma collaboration in the then new field of combinatorial chemistry. Before Berlex, he was employed by Ciba-Geigy Corporation, where he discovered Fadrozole, the first marketed non-steroidal aromatase inhibitor for the treatment of estrogen-dependent breast cancer. He also managed cardiovascular research at Ciba-Geigy Ltd., in Basel, Switzerland, where one of the group’s achievements was the discovery of Diovan®, the second angiotensin II antagonist ever to be marketed. He received his B.Sc. at Strathclyde University, in Glasgow, Scotland. After receiving his Ph.D. from the University of Michigan, he was a National Institutes of Health Postdoctoral Fellow at Harvard with the Nobel Laureate Professor R. B. Woodward.

Dr. Costley has served as one of our directors since April 2004. Dr. Costley is currently a director of Accelrys, Inc., our former parent, a position he has held since February 1996. Dr. Costley has been

Managing Director of C&G Capital LLC, a private equity company, since June 2004. Dr. Costley served as the Chairman of the Board of Directors and Chief Executive Officer of International Multifoods Corporation, a food company, from January 1997 to June 2004, and as President from March 2004 to June 2004. Dr. Costley is also currently a director of Prestige Brands Holdings Inc. and Principal Financial Group, Inc.

There is no family relationship between any director, executive officer or nominee for director of the Company.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to stockholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP, certified public accountants, as independent accountants to audit and report upon our consolidated financial statements for 2006. Ratification requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of Ernst & Young LLP as independent accountants to audit and report upon our consolidated financial statements for fiscal year 2006. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The primary function of the Audit Committee is to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s independent external auditors.

The Audit Committee appoints the accounting firm to be retained as independent external auditors to audit the Company’s consolidated financial statements, and once retained, the accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent external auditors. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter. The Audit Committee adopted its charter on March 21, 2005 and ratified its charter on February 9, 2006. A copy of the charter is attached as Appendix A to this proxy statement.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent external auditors are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal 2005 to consider the design and effectiveness of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent external auditors, Ernst & Young LLP. The Audit Committee also discussed with senior management and Ernst & Young LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer, Principal Financial Officer and Chief Accounting Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements for the 2005 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met with the independent external auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting policies. The Audit Committee discussed with the Company’s independent external auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee received the written disclosures and the letter from the Company’s independent external auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent external auditors their independence, including the compatibility of non-audit services with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees.   The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audits of the Company’s annual financial statements for 2005 and 2004 and fees billed for other services rendered by Ernst & Young LLP during those years:

	2005	2004
Audit fees	$280,000	$219,000
Audit-related fees	59,500	—
Tax fees	23,500	30,000
All other fees	—	—
Total fees	$363,000	$249,000

During the fiscal years ending December 31, 2005 and 2004, the Company did not engage Ernst & Young LLP to provide any professional services related to financial information systems design and implementation.

It is the practice of the Audit Committee to pre-approve all services rendered to the Company by its independent external auditors in accordance with applicable legal requirements.

The Audit Committee has reappointed, subject to stockholder ratification, the firm of Ernst & Young LLP, certified public accountants, as independent external auditors to audit and report upon the Company’s financial statements for 2006. In appointing Ernst & Young LLP as the Company’s independent external auditors for the fiscal year ending December 31, 2006, the Audit Committee has considered whether Ernst & Young LLP’s provision of services other than audit services are compatible with maintaining the firm’s independence.

Respectfully submitted,

Audit Committee:
Bruce A. Peacock, Chair
Carol A. Ammon
Gary E. Costley, Ph.D.

The Board of Directors recommends a vote FOR ratification.

OTHER INFORMATION REGARDING THE COMPANY

Performance Graph

The following graph presents a comparison of our stock performance with that of the NASDAQ Biotechnology Market Index and the NASDAQ Composite Index from May 3, 2004, the first full trading day following the date of our spin-off from Accelrys, Inc., our former parent, through December 31, 2005.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN
AMONG PHARMACOPEIA DRUG DISCOVERY, INC.
NASDAQ BIOTECHNOLOGY MARKET INDEX AND NASDAQ COMPOSITE INDEX

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for setting, administering and reviewing the compensation policies and programs for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee annually evaluates the performance of, and determines and reports to the full board the compensation of, the Chief Executive Officer and certain of our other executive officers based upon a combination of the achievement of corporate goals and individual performance. The Compensation Committee of the Board of Directors is composed of three non-employee directors who meet the independence requirements of the NASDAQ. In 2005, the Compensation Committee had seven formal meetings. In advance of each meeting, management reviews the agenda with the Committee Chair and, prior to each meeting, each Committee member receives a complete briefing book that details each topic to be considered. The Committee Chair reports to the Board of Directors on Committee decisions and key actions. The Committee has retained the services of a nationally recognized consulting firm that serves as an independent advisor in matters related to executive compensation.

Compensation Philosophy

The objectives of the Company’s executive compensation philosophy are as follows:

•       Attract, motivate and retain executives of outstanding ability and potential

•       Align the interests of executive officers with the interests of the Company’s stockholders

•       Provide incentives for superior Company and individual performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance

To meet these objectives, the Compensation Committee has adopted a compensation program that includes a mix of salary, bonus and stock option grants.

Many traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not as useful in the evaluation of pharmaceutical companies at the Company’s stage of development. Accordingly, the Compensation Committee evaluates other indications of performance, such as the Company’s progress in developing its product candidates, negotiating strategic collaborations, obtaining rights to products and technologies, the development of the Company’s human resources, enhancing stockholder value and raising the capital needed for the Company’s operations as the basis for making executive compensation decisions.

To ensure that the elements of an executive’s compensation remain competitive with other biopharmaceutical companies, the Company conducts and subscribes to a number of compensation surveys. The surveys used for these purposes were provided by outside consultants and do not specifically attribute the data to participating companies. Primary comparisons were made with companies of similar revenue size, stage of development and number of employees. The Compensation Committee also engaged an independent compensation consultant with respect to the review of the Company’s compensation and equity programs and incentive bonus awards made to executives for 2005. Taking into account these surveys and the advice of the consultant, the Compensation Committee has the objective of setting compensation which is generally competitive when compared with these companies.

The Company competes against major pharmaceutical companies as well as biopharmaceutical companies for qualified personnel. The salaries paid by the major pharmaceutical companies, which maintain executive staffs in the region, heavily influence salaries for experienced executives of biopharmaceutical companies in the Princeton, New Jersey area. The salaries of Pharmacopeia’s executives are within the range of those of executives with similar levels of authority and experience in other biopharmaceutical companies. To remain competitive in the market for qualified executives, the Compensation Committee also utilizes variable pay incentives and longer-term compensation. The Compensation Committee believes that by emphasizing variable pay amounts and long-term incentives, the Company is able to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger employers for potential long-term gains in a less stable and more risky environment. The Compensation Committee believes that stockholders of Pharmacopeia share a similar risk profile.

Overview of 2005

The Compensation Committee believes that the management team accomplished significant achievements in 2005. These accomplishments included:

•       Significant progress towards achieving preclinical development status with one or more proprietary compounds;

•       Significant progress towards signing or revising a significant collaboration with improved terms over the Company’s existing collaborations;

•       Considerable progress in organizational development with the strengthening of the management team through the addition of experienced executives in scientific operations, finance and legal affairs;

•       Continuing to perform under collaborative agreements and earning several significant milestone payments; and

•       Having a balance of cash and short-term investments at December 31, 2005 of approximately $30.4 million.

These accomplishments and the achievement of individual objectives by the executives were considered by the Compensation Committee in determining base salary increases for 2006 and annual bonus payments and stock option grants for 2005 performance.

Compensation Components

The Compensation Committee has established three principal categories of compensation for executives: base salary, annual incentive bonus and long-term incentives consisting of incentive stock options and non-qualified stock options (collectively, Stock Options).

Base Salaries

Executive salaries are reviewed by the Compensation Committee at the end of each year, with any adjustments to base salary becoming effective on March 1 of the succeeding year. During this review, the Compensation Committee considered a number of factors in determining base salaries of the executive officers. These factors included:

•       The Company’s achievements described in this report under the caption “Overview of 2005” and financial position;

•       The individual executive’s contribution to the Company’s achievements and changes in the role and responsibility of the executive during the year; and

•       Salaries at other publicly traded biotechnology and pharmaceutical companies of similar size, focus, and stage of development.

Based on this review, and with the assistance and advice of an independent compensation consultant, the Committee established the executive officers’ salaries within the lower half of the range of the comparison group. Executive salary increases in 2006 ranged from 2.0% to 10.0% of base salary. The Committee increased the base salary of  Dr. Browne, the Company’s President and Chief Executive Officer, to $385,000 from $350,000, effective March 1, 2006.

Annual Incentive Bonus Program

The Company’s cash incentive compensation consists of an Incentive Compensation Program. Under the Incentive Compensation Program, corporate and individual goals and milestones are established at the beginning of each year and include targets for achieving progress in the Company’s research and drug development efforts, entering into corporate collaborations and managing the Company’s cash burn. The Compensation Committee provides bonus incentives for achievement of these goals because it believes that attainment of these goals will ultimately be in the best long-term interests of the Company’s stockholders. The granting of an annual incentive bonus is discretionary and awards are based on the achievement of Company and individual objectives.

For his performance during 2005, Dr. Browne was granted an annual cash incentive bonus of $175,000 under the Incentive Compensation Program. The Compensation Committee reviewed achievements against the pre-established objectives, noting that the Company’s previously discussed strong performance in 2005 were significant factors in establishing the level of Dr. Browne’s bonus.

Annual incentive cash bonuses of up to 35% of annual salary were awarded to the other executive officers for their performances during the same period.

Long Term Incentives

Long-term incentives have been provided by means of periodic grants of Stock Options and occasionally by restricted stock awards.

The Stock Options granted have exercise prices equal to the fair market value of the underlying shares of Common Stock on the date of grant, vest over a four-year period and expire ten years from the date of grant. The Compensation Committee considers Stock Options to be a valuable and necessary compensation tool that aligns the long-term financial interests of the Company’s executives with the financial interests of its stockholders. Further, the vesting provisions of the Company’s 2004 Incentive Compensation Plan (the 2004 Plan) serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Stock Options are generally granted at the time of employment and upon promotion. Executives are also eligible for annual grants of Stock Options at the discretion of the Compensation Committee. The Compensation Committee determined the number of options to be granted by comparison to other biopharmaceutical companies at similar stages of development.

Effective March 2006, the Compensation Committee granted Dr. Browne an option to purchase 75,000 shares of the Company’s Common Stock. The Stock Option was granted under the 2004 Plan. At the same time, the Compensation Committee also granted Executive Vice Presidents options to purchase an aggregate 65,625 shares of Common Stock. These awards were made based on their performance during 2005, and in recognition that their retention and motivation are crucial to the long-term performance and value of the Company. The Stock Options issued under the 2004 Plan typically vest over four years, with the first quarter vesting one year after the date of grant and the remainder vesting at a rate of 1/48th per month thereafter; however, the Compensation Committee has discretion to award Stock Options with varying vesting schedules. The Compensation Committee believes that the achievement of both short and long-term objectives over the next few years will place considerable demands on the executive team, and that their retention and motivation are crucial to building long-term corporate value.

Other Compensation

Under the Company’s 401(k) Plan, the Company may provide a matching stock contribution to certain employee contributions made under the 401(k) Plan. In 2005, the Company made contributions equal to 50% of an employee’s contributions to the 401(k) Plan, up to a maximum Company contribution for such match equal to 3% of such employee’s annual salary. Contributions to the Chief Executive Officer and Executive Vice Presidents totaled $22,850 in 2005.

Deductibility of Certain Compensation

Payments during 2005 to the Company’s executives under the various programs discussed above were made with consideration given to the provisions of section 162(m) of the Internal Revenue Code that became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a “public company” for compensation paid to certain individuals to $1,000,000 except to the extent that any excess compensation is “performance-based compensation.” The definition of performance-based compensation includes compensation deemed paid on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation.

In addition, to be qualified as performance-based compensation under section 162(m) of the Internal Revenue Code, the plan under which any stock options are issues must be approved by a majority of the stockholders of the company making the payments. The 2004 Plan was approved by shareholders prior to the spin-off of the Company from its former parent company, Accelrys, Inc. However, the regulations under section 162(m) require that a plan intended to meet the performance-based compensation requirements of the Code after a spin-off from a prior public company, to continue to satisfy the performance-based compensation rules, must be re-approved by stockholders at the first stockholder meeting following the one year anniversary of the spin-off. The Compensation Committee decided not to pursue stockholder approval of the 2004 Plan at the Company’s 2005 stockholders’ meeting. Therefore, awards made in 2005 do not automatically qualify for the performance-based compensation exemption under section 162(m). Awards made prior to January 1, 2005, however, were eligible to be qualified for the performance-based compensation exemption under section 162(m), and those awards are intended to ensure that the exercise of such stock options will qualify as performance-based compensation. The Compensation Committee may seek stockholder approval of the 2004 Plan at a future stockholder’s meeting. Prior to stockholder approval under section 162(m), the Compensation Committee intends to make grants under the 2004 Plan to employees subject to section 162(m) that are below the $1,000,000 exemption. Through December 31, 2005, this provision has not affected the Company’s tax deductions, and the Compensation Committee believes that, at the present time, it is quite unlikely that the compensation paid to any of the Company’s employees subject to the deduction limit in section 162(m) would exceed $1,000,000. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with section 162(m) in the future to the extent consistent with the best interests of the Company.

Respectfully submitted,

Compensation Committee:
Frank Baldino, Jr., Ph.D., Chair
Gary E. Costley, Ph.D.
Bruce A. Peacock

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, their ages and their positions are as follows:

Name	Age	Title
Leslie J. Browne(1)	56	President, Chief Executive Officer and Director
Michio Soga(2)	49	Executive Vice President and Chief Financial Officer
David M. Floyd(3)	60	Executive Vice President of Discovery and Chief Scientific Officer
Stephen C. Costalas(4)	33	Executive Vice President, General Counsel and Secretary
Simon M. Tomlinson(5)	44	Senior Vice President, Business Development
Maria L. Webb(6)	50	Vice President, Preclinical Research, Biological and Pharmacological Sciences
Brian M. Posner(7)	44	Vice President and Chief Accounting Officer

(1)          Leslie J. Browne.   Dr. Browne has served as our President and Chief Executive Officer and a director since August 2004. Prior to joining us, he was the Chief Operating Officer at Iconix Pharmaceuticals, Inc., a chemogenomics company, from October 2001 to August 2004, where he led the research, development and informatics operations and launched Iconix’s first product, DrugMatrix®. Before that, he spent over a decade at Berlex/Schering AG, in several positions rising to Corporate Vice President, Berlex Laboratories, Inc. and President of Schering Berlin Venture Corporation. At Berlex Biosciences he rebuilt the drug discovery operation and championed a number of important pharma-biotech deals for Berlex, including Accelrys’ second signed pharma collaboration in the then new field of combinatorial chemistry. Before Berlex, he was employed by Ciba-Geigy Corporation, where he discovered Fadrozole, the first marketed non-steroidal aromatase inhibitor for the treatment of estrogen-dependent breast cancer. He also managed cardiovascular research at Ciba-Geigy Ltd., in Basel, Switzerland, where one of the group’s achievements was the discovery of Diovan®, the second angiotensin II antagonist ever to be marketed. He received his B.Sc. at Strathclyde University, in Glasgow, Scotland. After receiving his Ph.D. from the University of Michigan, he was a National Institutes of Health Postdoctoral Fellow at Harvard with the Nobel Laureate Professor R. B. Woodward.

(2)          Michio Soga.   Mr. Soga has served as our Executive Vice President and Chief Financial Officer since June 2005. Prior to joining us, Mr. Soga was a consultant to Metaphore Pharmaceuticals, Inc. from December 2004 to June 2005 and served as interim Chief Financial Officer of Metaphore from December 2003 to November 2004. From November 2000 to December 2003, Mr. Soga pursued personal interests. From March 2000 to October 2000, Mr. Soga was Chief Financial Officer of Confetti Network Limited, an internet company based in the United Kingdom that focused on retail activities tied to weddings and special events in the United Kingdom, France and Germany. From March 1992 to September 1999, Mr. Soga served as Executive Director, Indosuez Structured Finance of Credit Agricole Indosuez.

(3)          David M. Floyd.   Dr. Floyd has served as our Executive Vice President of Discovery and Chief Scientific Officer since February 2005. Prior to that, he served as Vice President of Discovery Chemistry at Bristol-Myers Squibb from 1992 to June 2003, where he had worldwide responsibility for a 400-person staff in the areas of immunology/inflammation, oncology, cardiovascular, metabolic, central nervous system and infectious disease research. He was Co-chair of the committee responsible for all aspects of drug discovery at Bristol-Myers Squibb including identifying and establishing external alliances with multiple companies in the United States, Europe and India. Dr. Floyd holds a Ph.D. in Organic Chemistry from the University of Michigan and a B.A. in Biological Science from San

Francisco State University. He had a National Institutes of Health Postdoctoral Fellowship at Harvard University.

(4)          Stephen C. Costalas.   Mr. Costalas has served as our Executive Vice President, General Counsel and Secretary since January 2005. Prior to that, he was a lawyer at Dechert LLP practicing in its Corporate and Securities Group from November 1999 to December 2004. Mr. Costalas holds a J.D. from the University of Pennsylvania Law School and an A.B. from Dartmouth College.

(5)          Simon M. Tomlinson.   Dr. Tomlinson has served as our Senior Vice President, Business Development since April 2003. Prior to joining us, from March 2002 to April 2003, Dr. Tomlinson was Chief Executive Officer and President of Integrated Discovery Sciences Corporation, a company he co-founded, which developed and marketed a structure-based drug design platform based on powder x-ray diffraction technology. Previously, he was Vice President and General Manager Europe for DoubleTwist, Inc., from April 2000 through March 2002. From March 1989 through 2000, Dr. Tomlinson served in positions of increasing responsibility at Accelrys, Inc., our former parent, most recently as Vice President, Global Accounts. Dr. Tomlinson holds a Ph.D. in Computer Science and a B.Sc. in Chemistry from University College London.

(6)          Maria L. Webb.   Dr. Webb has served as our Vice President, Preclinical Research, Biological and Pharmacological Sciences since May 2005. She was Vice President, Drug Discovery Research from April 2002 to May 2005. She served as Vice President, Biology of the Pharmacopeia Drug Discovery division of Pharmacopeia from October 2000 to April 2002 and as Executive Director, Biology, from November 1999 to October 2000, Senior Director, Biology, from January 1999 to November 1999 and Director, Biology from September 1996 to January 1999. Prior to joining Pharmacopeia, Dr. Webb was a Senior Scientist at Bristol-Myers Squibb Company from 1989 to 1996. Dr. Webb holds a Ph.D. in Physiology from The Pennsylvania State University and a B.A. in Biology from Montclair State University.

(7)          Brian M. Posner.   Mr. Posner has served as our Vice President and Chief Accounting Officer since January 2006. He served as Vice President, Finance from March 2004 to January 2006, and, previously as Executive Director, Finance from August 2002 to March 2004 and Director, Finance from June 1999 to August 2002. Prior to joining Pharmacopeia, he was the Chief Financial Officer at Phytomedics, Inc., an early-stage biotechnology company from July 1997 to March 1999. Previously, Mr. Posner held senior financial positions at several organizations in the healthcare industry and was a member of the audit staff at PriceWaterhouseCoopers. Mr. Posner is a Certified Public Accountant and has a M.B.A. from Pace University.

Compensation Tables

Summary Compensation Table.   The following table contains information for our President and Chief Executive Officer, as well as four other executive officers who were the most highly compensated for the year ended December 31, 2005, our former Executive Vice President and Chief Operating Officer and our former Executive Vice President, Human Resources. All of the information included in this table reflects compensation earned by the individuals for service with us and/or while we were a subsidiary of Accelrys, Inc. and for Dr. DeLorbe, for his services with us and as an executive officer of Accelrys, Inc., our former parent, prior to our spin-off on April 30, 2004.

Summary Compensation Table

	Annual Compensation(1)							Long Term Compensation Awards(2)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards (#)(3)	Securities Underlying Options (#)	All Other Compensation ($)
Leslie J. Browne, Ph.D.	2005	350,000		175,000	(4)	11,508	(5)	—	—	24,413	(6)
President and Chief Executive	2004	137,981	(7)	100,000	(4)	3,605	(5)	—	300,000	128,818	(6)
Officer	2003	—		—		—		—	-—	—
Michio Soga	2005	162,500	(8)	50,000	(9)	—		—	200,000	4,500	(10)
Executive Vice President and	2004	—		—		—		—	—	—
Chief Financial Officer	2003	—		—		—		—	—	—
David M. Floyd, Ph.D.	2005	252,083	(11)	95,000	(12)	—		—	150,000	6,300	(13)
Executive Vice President,	2004	—		—		—		—	—	—
Chief Science Officer	2003	—		—		—		—	—	—
Stephen C. Costalas	2005	230,000		120,000	(14)	26,409	(15)	—	125,000	49,623	(16)
Executive Vice President,	2004	—		—		—		—	—	—
General Counsel and Secretary	2003	—		—		—		—	—	—
Simon M. Tomlinson, Ph.D.	2005	207,500		60,000	(17)	—		—	—	6,300	(18)
Senior Vice President, Business	2004	200,000		41,250	(17)	—		500	10,999	22,500	(18)
Development	2003	150,000	(19)	12,500	(17)	38,354	(20)	—	65,999	53,553	(18)
Former Executives
Stephen A. Spearman, Ph.D.	2005	86,917	(21)	—		—		—	—	608,093	(22)
Executive Vice President and	2004	298,000		159,600	(23)	—		1,500	65,999	164,497	(22)
Chief Operating Officer	2003	298,000		—		—		—	220,000	18,462	(22)
William J. DeLorbe, Ph.D.	2005	250,000		75,000	(24)	—		—	—	29,377	(25)
Executive Vice President,	2004	250,000		103,200	(24)	—		1,000	44,000	47,810	(25)
Human Resources	2003	250,000		—		—		—	131,313	28,761	(25)

(1)             The value of certain perquisites or personal benefits is not included in the amounts disclosed because it did not exceed for any named executive officer the lesser of either $50,000 or 10% of total annual salary and bonus reported for the named executive officer.

(2)             We did not grant any stock appreciation rights or make any long-term incentive plan payments to any named executive officer in 2005, 2004 or 2003.

(3)             During 2004, 1,500, 1,000, and 500 shares of restricted Common Stock were awarded to Drs. Spearman, DeLorbe, and Tomlinson, respectively. In 2005 and 2003, no shares of restricted Common Stock were awarded or sold to the named executive officers. In 2005, Drs. Spearman, DeLorbe and Tomlinson received compensation of $2,705, $1,807, and $915, respectively, upon the vesting of a portion of their respective shares received in 2004.

(4)             2005 bonus represents management bonus of $175,000. 2004 bonus represents signing bonus of $100,000.

(5)             Represents gross-up of taxes on relocation of $11,508 and $3,605 in 2005 and 2004, respectively.

(6)             Represents Company 401(k) matching contribution of $6,300 and $2,998 in 2005 and 2004, respectively; a relocation bonus of $100,000 in 2004; and reimbursement for relocation expenses of $18,113 and $25,820 in 2005 and 2004, respectively.

(7)             Dr. Browne began his employment with us in August 2004.

(8)             Mr. Soga began his employment with us in June 2005.

(9)             Represents a signing bonus of $20,000 and management bonus of $30,000.

(10)       Represents Company 401(k) matching contributions of $4,500.

(11)       Dr. Floyd began his employment with us in February 2005.

(12)       Represents management bonus of $95,000.

(13)       Represents Company 401(k) matching contributions of $6,300.

(14)       Represents a signing bonus of $60,000 and management bonus of $60,000.

(15)       Represents gross-up of taxes on relocation.

(16)       Represents Company 401(k) matching contribution of $5,750 and  reimbursement for relocation expenses of $43,873.

(17)       Represents management bonuses of $60,000 and $41,250 in 2005 and 2004, respectively; and a signing bonus of $12,500 in 2003.

(18)       Represents Company 401(k) matching contributions of $6,300 in 2005; payment of $22,500 in 2004 relating to a deferred compensation bonus for 2003 stock performance; and reimbursement for relocation expenses of $53,553 in 2003.

(19)       Dr. Tomlinson began his employment with us in March 2003.

(20)       Represents gross-up of taxes on relocation in 2003.

(21)       Represents wages paid of $86,917 for active employment through April 15, 2005.

(22)       Represents Company 401(k) matching contributions of $5,608, $6,150, and $7,000 in 2005, 2004, and 2003, respectively; proceeds from the exercise of stock options to purchases shares of Common Stock of $54,433 and $113,647 in 2005 and 2004, respectively; payout for unused vacation of $46,419 and $11,462 in 2005 and 2003, respectively; severance wages of $211,083 paid in 2005; severance bonus of $290,550 paid in 2005; and payment of $44,700 in 2004 relating to a deferred compensation bonus for 2003 stock performance.

(23)       Represents a retention bonus of $75,000 and management bonus of $84,600 in 2004.

(24)       Represents management bonuses of  $75,000 and $53,200 in 2005 and 2004, respectively; and a retention bonus of $50,000 in 2004.

(25)       Represents Company 401(k) matching contributions of $6,300, $6,150, and $7,000 in 2005, 2004, and 2003, respectively; payout for unused vacation of $23,077 in 2005; payment of $37,500 in 2004 relating to a deferred compensation bonus for 2003 stock performance; and reimbursement for relocation expenses of $4,160 and $21,761 in 2004 and 2003, respectively.

Option Grants in Last Fiscal Year.   The following table sets forth each grant of stock options made during the year ended December 31, 2005 to our President and Chief Executive Officer, four other executive officers who were the most highly compensated for the year ended December 31, 2005 and to our former Executive Vice President and Chief Operating Officer and our former Executive Vice President, Human Resources.

Option Grants in Last Fiscal Year:

Individual Grants					Potential Realizable Value at Assumed
	Options Granted	% of Total Options Granted to Employees in	Exercise	Expiration	Annual Rate of Stock Appreciation for Option Term(2)
Name	(#)(1)	Fiscal Year	Price	Date	5%	10%
Leslie J. Browne	—	—	—	—	—	—
Michio Soga	200,000	35.87%	$4.13	6/16/2015	$519,467	$1,316,431
David M. Floyd	150,000	26.91%	$5.24	2/1/2015	$494,311	$1,252,681
Stephen C. Costalas	125,000	22.42%	$5.81	1/31/2015	$456,735	$1,157,456
Simon M. Tomlinson	—	—	—	—	—	—
Former Executives
Stephen A. Spearman	—	—	—	—	—	—
William J. DeLorbe	—	—	—	—	—	—

(1)          The listed options become exercisable as follows: one-quarter of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter for the next 36 months contingent upon the optionee’s continued employment.

(2)          Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.   The following table sets forth options exercised during 2005 and the fiscal year-end value of unexercised options for our President and Chief Executive Officer, four other executive officers who were the most highly compensated for the year ended December 31, 2005 and for our former Executive Vice President and Chief Operating Officer and our former Executive Vice President, Human Resources.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values:

	Shares Acquired	Value Realized	Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(1)
Name	on Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Leslie J. Browne	—	—	100,000	200,000	—	—
Michio Soga	—	—	—	200,000	—	—
David M. Floyd	—	—	14,667	157,333	—	—
Stephen C. Costalas	—	—	—	125,000	—	—
Simon M. Tomlinson	—	—	48,807	28,191	—	—
Former Executives
Stephen A. Spearman	25,000	54,433	615,693	—	119,811	—
William J. DeLorbe	—	—	292,462	—	96,817	—

(1)          Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

Employment Agreements

Dr. Browne

On July 14, 2004, we entered into an employment agreement with Dr. Browne to serve as our President and Chief Executive Officer. We amended and restated the employment agreement effective February 27, 2006. The one-year term of Dr. Browne’s employment agreement commenced on August 9, 2004 (“Start Date”) and renews for successive one-year terms unless either party notifies the other that it intends to terminate the employment agreement one year in advance of the expiration of the term. Under the employment agreement, Dr. Browne’s base salary is $350,000, to be adjusted on an annual basis. Dr. Browne received a $100,000 signing bonus. $50,000 of the signing bonus was payable upon the Start Date and an additional $50,000 was payable as of February 9, 2005. Beginning January 1, 2005, Dr. Browne was entitled to participate in the Company’s bonus program for senior management, with a bonus target percentage of 50% of his base salary. On the Start Date, Dr. Browne was granted 300,000 options at a strike price equal to the fair market value on the grant date. One-quarter of these options vested on the first anniversary of the grant date and 1/48th of the options vest on the first day of each of the next 36 months thereafter. To the extent permitted by applicable law, these options are incentive stock options. Dr. Browne also received a $4,000 per month relocation payment prior to his purchase of a home in New Jersey and a relocation bonus of $100,000 payable upon signing a contract to purchase a home in the Princeton, New Jersey area. Dr. Browne’s legal fees incurred in negotiating his agreement were reimbursed up to $10,000.

If Dr. Browne is terminated by us without “cause” (as defined below), terminates his employment for “good reason” (as defined below) or terminates employment due to disability, we must pay a pro rata portion of his bonus and 24 months of salary in a lump sum, continue group medical coverage for 24 months, and, if the termination occurs during the first year of the term, then one-quarter of his options granted on his start date will vest on the termination date.

Under Dr. Browne’s agreement, “cause” is defined as:

•       any gross failure by Dr. Browne (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of his employment agreement, which continues for thirty days after written notice by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       Dr. Browne’s dishonesty or other willful misconduct;

•       Dr. Browne’s conviction of any felony or any other crime involving moral turpitude, whether or not relating to his employment;

•       Dr. Browne’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under his employment agreement or otherwise affecting the ability of Dr. Browne to perform those duties and responsibilities;

•       Dr. Browne’s failure to comply with a lawful written direction of the board of directors; or

•       any wanton or willful dereliction of duties by Dr. Browne.

Under Dr. Browne’s agreement, “good reason” is defined as:

•       Dr. Browne’s removal as President and Chief Executive Officer;

•       any other material adverse change to Dr. Browne’s duties, authority or responsibilities;

•       reduction by more than twenty percent of Dr. Browne’s base salary without his written consent;

•       material reduction in the kind or level of benefits provided to Dr. Browne without his written consent;

•       Dr. Browne is required to relocate his residence following relocation by more than fifty miles;

•       a material breach of the agreement by us that is not cured within 30 days of written notice by Dr. Browne; or

•       a change of control that materially changes Dr. Browne’s duties, title or responsibilities.

In the event of a termination due to disability, Dr. Browne’s benefits will be reduced by any payments made to him under a disability plan. If Dr. Browne is terminated without cause in connection with a change in control, then in addition to the benefits described above, all of Dr. Browne’s options will immediately vest and he shall receive a pro rata bonus based upon the prior three years’ bonus history (or, if less than three years’ history is available, his target for the year of his termination). If we notify Dr. Browne that we do not want to renew the employment agreement, upon the expiration we must pay a pro rata portion of his bonus and 12 months of salary in monthly installments, and continue group medical coverage for 12 months. Dr. Browne must execute a release to receive severance payments. In the event any payments under the employment agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes.

During his employment with us and for a period of 24 months after his termination, Dr. Browne may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Mr. Soga

On June 15, 2005, we entered into a letter agreement with Mr. Soga. Under this letter agreement, Mr. Soga agreed to assume the position of our Executive Vice President and Chief Financial Officer.

Mr. Soga is entitled to an annual base salary of $300,000, subject to adjustment after 2005. Mr. Soga also is eligible to earn a bonus equal to 35% of his base salary upon achievement of personal and corporate objectives. Mr. Soga received a signing bonus of $20,000 in June 2005. Upon commencement of his employment, Mr. Soga was granted an option to purchase 200,000 shares of our common stock. These options are incentive stock options to the extent permitted by applicable law and one-quarter of these options vest on the first anniversary of the grant date and 1/48th of the options vest on the first day of each of the next 36 months thereafter. All of Mr. Soga’s options will vest upon a change in control of the company. We also agreed to pay reasonable fees up to $5,000 associated with Mr. Soga negotiating his agreement with us.

On June 16, 2005, we entered into a severance agreement with Mr. Soga. In the event Mr. Soga’s employment with us is terminated without “cause” (as defined below) or Mr. Soga terminates for “good reason” (as defined below), then Mr. Soga is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Mr. Soga has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other severance agreements under which granted. In the event any payments under the severance agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes. Mr. Soga must execute a release to receive payments under his severance agreement. During his employment and for a one year period after termination, Mr. Soga may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Under Mr. Soga’s severance agreement, “cause” is defined as:

•       any gross failure by Mr. Soga (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of this severance agreement, which continues for thirty days after written notice provided by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       Mr. Soga’s dishonesty or other willful misconduct;

•       Mr. Soga’s conviction of any felony or of any other crime involving moral turpitude, whether or not relating to Mr. Soga’s employment;

•       Mr. Soga’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under this severance agreement or otherwise affecting the ability of Mr. Soga to perform those duties and responsibilities;

•       Mr. Soga’s failure to comply with a lawful written direction from us; or

•       any wanton or willful dereliction of duties by Mr. Soga.

Under Mr. Soga’s severance agreement, “good reason” is defined as:

•       a material breach of this severance agreement or the letter agreement dated June 15, 2005 between Mr. Soga and us, by us that is not cured within 30 days of written notice by Mr. Soga;

•       a requirement that Mr. Soga relocate from his residence or to commute more than fifty miles from the offices at which he is principally employed;

•       a diminution in Mr. Soga’s title, or material diminution in his duties or conditions of his employment; or

•       a reduction by more than twenty percent of Mr. Soga’s base salary without his written consent.

In the event of termination due to disability, Mr. Soga shall receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan. If Mr. Soga is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum of one and one-half times his annual base salary in effect on the termination date, (3) a lump sum of one and one half times his Target Incentive Bonus, (4) group medical continuation coverage until earlier of 18 months after the termination date or the date Mr. Soga obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Dr. Floyd

On January 6, 2005, we entered into a letter agreement with Dr. Floyd. Under this letter agreement, Dr. Floyd agreed to assume the position of our Executive Vice President, Discovery and Chief Scientific Officer. Dr. Floyd is entitled to an annual base salary of $275,000, subject to adjustment after 2005. Dr. Floyd also is eligible to earn a bonus equal to 35% of his base salary upon achievement of personal and corporate objectives. Upon commencement of his employment, Dr. Floyd was granted an option to purchase 150,000 shares of our common stock. These options are incentive stock options to the extent permitted by applicable law and one-quarter of these options vest on the first anniversary of the grant date and 1/48th of the options vest on the first day of each of the next 36 months thereafter. All of Dr. Floyd’s options will vest upon a change in control of the company. We also agreed to pay reasonable fees up to $2,000 associated with Dr. Floyd negotiating his agreement with us.

On January 7, 2005, we entered into a severance agreement with Dr. Floyd. We amended the severance agreement on November 3, 2005. In the event Dr. Floyd’s employment with us is terminated without “cause” (as defined below) or Dr. Floyd terminates for “good reason” (as defined below), then Dr. Floyd is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Dr. Floyd has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other severance agreements under which granted. In the event certain payments under the severance agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes. Dr. Floyd must execute a release to receive payments under his severance agreement. During his employment and for a one year period after termination, Dr. Floyd may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Under Dr. Floyd’s severance agreement, “cause” is defined as:

•       any gross failure by Dr. Floyd (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of this severance agreement, which continues for thirty days after written notice provided by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       Dr. Floyd’s dishonesty or other willful misconduct;

•       Dr. Floyd’s conviction of any felony or of any other crime involving moral turpitude, whether or not relating to Dr. Floyd’s employment;

•       Dr. Floyd’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under this severance agreement or otherwise affecting the ability of Dr. Floyd to perform those duties and responsibilities;

•       Dr. Floyd’s failure to comply with a lawful written direction from us; or

•       any wanton or willful dereliction of duties by Dr. Floyd.

Under Dr. Floyd’s severance agreement, “good reason” is defined as:

•       a material breach of this severance agreement or the letter agreement dated January 6, 2005 between Dr. Floyd and us, by us that is not cured within 30 days of written notice by Dr. Floyd;

•       a requirement that Dr. Floyd relocate from his residence or to commute more than fifty miles from the offices at which he is principally employed;

•       a diminution in Dr. Floyd’s title, or material diminution in his duties or conditions of his employment; or

•       a reduction by more than twenty percent of Dr. Floyd’s base salary without his written consent.

In the event of termination due to disability, Dr. Floyd shall receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan. If Dr. Floyd is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum of one and one-half times his annual base salary in effect on the termination date, (3) a lump sum of one and one half times his Target Incentive Bonus, (4) group medical continuation coverage until earlier of 18 months after the termination date or the date Dr. Floyd obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Mr. Costalas

On November 15, 2004, we entered into a letter agreement with Mr. Costalas. Under this letter agreement, Mr. Costalas agreed to assume the position of our Executive Vice President, General Counsel and Secretary. Mr. Costalas is entitled to an annual base salary of $230,000, subject to adjustment after 2005. Mr. Costalas also is eligible to earn a bonus equal to 30% of his base salary upon achievement of personal and corporate objectives. Mr. Costalas received a signing bonus of $60,000 in January 2005. We agreed to pay reasonable and customary relocation expenses for Mr. Costalas. Upon commencement of his employment in 2005, Mr. Costalas was granted an option to purchase 125,000 shares of our common stock. These options are incentive stock options to the extent permitted by applicable law and one-quarter of these options vest on the first anniversary of the grant date and 1/48th of the options vest on the first day of each of the next 36 months thereafter. All of Mr. Costalas’ options will vest upon a change in control of the company. We also agreed to pay reasonable fees up to $3,000 associated with Mr. Costalas negotiating his agreement with us.

On December 2, 2004, we also entered into a severance agreement with Mr. Costalas. We amended the severance agreement on November 3, 2005. In the event Mr. Costalas’ employment with us is terminated without “cause” (as defined below) or Mr. Costalas terminates his employment for “good reason” (as defined below), then Mr. Costalas is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Mr. Costalas has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other severance agreements under which granted. In the event certain payments under the severance agreement are subject to an excise tax because they are excess parachute payments, the amounts will be grossed up for applicable taxes. Mr. Costalas must execute a release to receive payments under his severance agreement. During his employment and for a one-year period after termination, Mr. Costalas may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Under Mr. Costalas’ severance agreement, “cause” is defined as:

•       any gross failure by Mr. Costalas (other than by reason of disability) to faithfully and professionally carry out his duties or to comply with any other material provision of this severance agreement, which continues for thirty days after written notice provided by us; provided, that we do not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion;

•       Mr. Costalas’ dishonesty or other willful misconduct;

•       Mr. Costalas’ conviction of any felony or of any other crime involving moral turpitude, whether or not relating to Mr. Costalas’ employment;

•       Mr. Costalas’ insobriety or use of drugs, chemicals or controlled substances either in the course of performing his duties and responsibilities under this severance agreement or otherwise affecting the ability of Mr. Costalas to perform those duties and responsibilities;

•       Mr. Costalas’ failure to comply with a lawful written direction from us; or

•       any wanton or willful dereliction of duties by Mr. Costalas.

Under Mr. Costalas’ severance agreement, “good reason” is defined as:

•       a material breach of this severance agreement or the letter agreement dated November 15, 2004 between Mr. Costalas and us, by us that is not cured within 30 days of written notice by Mr. Costalas;

•       a requirement that Mr. Costalas relocate from his residence or to commute more than fifty miles from the offices at which he is principally employed;

•       a diminution in Mr. Costalas’ Executive Vice President or General Counsel titles, or material diminution in his duties or conditions of his employment; or

•       a reduction by more than twenty percent of Mr. Costalas’ base salary without his written consent.

In the event of termination due to disability, Mr. Costalas shall receive only those benefits provided under our Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan. If Mr. Costalas is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum of one and one-half times his annual base salary in effect on the termination date, (3) a lump sum of one and one half times his Target Incentive Bonus, (4) group medical continuation coverage until earlier of 18 months after the termination date or the date Mr. Costalas obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term.

Dr. Tomlinson

On March 21, 2003, we entered into a letter agreement with Dr. Tomlinson. Under this letter agreement, Dr. Tomlinson agreed to assume the position of our Senior Vice President, Business Development. Dr. Tomlinson is entitled to an annual base salary of $200,000, subject to adjustment after 2003. Dr. Tomlinson also is eligible to earn a bonus equal to 25% of his base salary upon achievement of personal and corporate objectives. Dr. Tomlinson received a signing bonus of $12,500 in April 2003. We agreed to pay reasonable and customary relocation expenses for Dr. Tomlinson. Upon commencement of his employment, Dr. Tomlinson was granted an option to purchase 30,000 shares of our common stock. These options are incentive stock options to the extent permitted by applicable law and one-quarter of these options vest on the first anniversary of the grant date and 1/48th of the options vest on the first day of each of the next 36 months thereafter  We agreed to provide Dr. Tomlinson with not less than 90 days notice prior to any involuntary termination of his employment with us, without cause, by us. In the event of such a termination, Dr. Tomlinson will receive a severance payment equal to three months of his then-current base salary.

Dr. Spearman

On March 24, 2004, we entered into a severance agreement with Dr. Spearman. In the event that Dr. Spearman’s employment with us was terminated without “cause” (as defined in the severance agreement) or Dr. Spearman terminated his employment with us for “good reason” (as defined below) before August 9, 2005, then he was entitled to continuation of his base salary at the time of termination for a period of 18 months and a payment equal to 1.5 times his target bonus percentage. As defined in the severance agreement, Dr. Spearman’s target bonus percentage was 65% of base salary. In addition, if Dr. Spearman was entitled to continuation of his base salary under the severance agreement, he would also receive: (1) payment of any unpaid salary or retention bonus, (2) medical coverage for a period of 18 months, (3) vesting and payment of any deferred compensation, (4) outplacement services up to $15,000 in value, (5) vesting of unvested equity compensation plan awards, and (6) extension of the exercise period of any equity awards for a period of 18 months (or the expiration date if earlier). In the event any payments under the severance agreement were not deductible due to the application of the excess parachute payment rules of applicable federal tax law, Dr. Spearman would repay the nondeductible amounts to us. Dr. Spearman was required to execute a release to receive payments under his severance agreement. During his employment and for a one year period after termination, Dr. Spearman may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Under the severance agreement, “good reason” is defined as:

•       a material breach of the severance agreement by us;

•       a requirement that Dr. Spearman relocate from his residence or commute more than 50 miles from where he is originally employed, without his consent;

•       a material diminution in Dr. Spearman’s title, duties or responsibilities; or

•       a reduction by more than 15% of Dr. Spearman’s annual base salary.

Effective April 15, 2005, Dr. Spearman resigned his position with us for “good reason” under the terms of his severance agreement. As a result of that resignation, we paid Dr. Spearman the severance benefits set forth above, and Dr. Spearman executed a release.

Dr. DeLorbe

On August 26, 2005, we entered into a severance agreement with Dr. DeLorbe. The severance agreement provided that Dr. DeLorbe would continue to serve as our Executive Vice President, Human Resources until December 31, 2005, at which time his employment with us would cease, and he would be entitled to certain benefits. Dr. DeLorbe continued to serve as our Executive Vice President, Human Resources until December 31, 2005. As a result of his service, he became entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after December 31, 2005, his target incentive bonus of 30% for the 2005 calendar year, (3) continuation of group medical coverage until the earlier of one year following termination date or until he has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement or other agreement under which granted. Dr. DeLorbe executed a release. For a one-year period after termination of his employment with us, Dr. DeLorbe may not compete with us, solicit or divert any business or any customer from us, cause any person to not do business with us or solicit for employment a current employee or consultant of ours.

Stock Ownership of Principal Stockholders and Management

The following table sets forth the beneficial ownership of our Common Stock as of March 10, 2006 (i) by all persons known to us to be the beneficial owners of more than 5% of our Common Stock, (ii) by each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table,” (iii) by each director and nominee for director, and (iv) by all current directors and executive officers as a group. Unless otherwise specified, all shares are directly held.

Name of Person or Entity (1)	Number of Shares		Approximate Percentage of Total Voting Power(2)
Wellington Management Company, L.L.P.	1,532,357	(3)	10.10%
75 State Street
Boston, MA 02109
David J. Greene and Company, L.L.C.	1,356,909	(4)	8.95%
599 Lexington Avenue
New York, NY 10022
BVF Inc. Biotechnology Value Fund, L.P. Biotechnology Value Fund II, L.P. BVF Investments, L.L.C. Investment 10, L.L.C.
BVF Partners L.P.	1,182,500	(5)	7.80%
900 North Michigan Avenue, Suite 1100 Chicago, IL 60611
Brown Capital Management, Inc.	934,488	(6)	6.16%
1201 N. Calvert Street Baltimore, MD 21202
OZ Management, L.L.C.
OZ Master Fund Ltd.	866,554	(7)	5.71%
9 West 57th Street, 39th Floor New York, NY
Joseph A. Mollica	522,300	(8)	3.35%
Leslie J. Browne	139,913	(9)	*
Paul A. Bartlett	72,319	(10)	*
David M. Floyd	63,216	(11)	*
Simon M. Tomlinson	59,236	(12)	*
James J. Marino	46,954	(13)	*
Stephen C. Costalas	43,364	(14)	*
Gary E. Costley	38,799	(15)	*
Frank Baldino, Jr.	34,499	(16)	*
Bruce A.Peacock	18,000	(17)	*
Steven J. Burakoff	4,000	(18)	*
Michio Soga	1,572		*
Carol A. Ammon	—		—
All Current Directors and Executive Officers as a group (15 persons)	1,306,497	(19)	8.01%

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders, including in particular, reports filed on Schedule 13G, Form 4 and Form 5 with the Securities and Exchange Commission.

(2)          Based on 15,165,367 shares of Common Stock outstanding on March 10, 2006. Gives effect to the shares of the Company’s Common Stock issuable within 60 days of March 10, 2006 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as being beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. The percent of the outstanding shares of our Common Stock for any person or group who beneficially owned any shares pursuant to options that are exercisable within 60 days of March 10, 2006 is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shared issued and outstanding on March 10, 2006 for such person or group.

(3)          Wellington Management Company, L.L.P. filed an amended Schedule 13G with respect to the Company’s Common Stock on February 14, 2006. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Wellington Management Company, L.L.P. had shared voting power with respect to 1,314,999 of the indicated shares and shared dispositive power with respect to 1,511,257 of the indicated shares.

(4)          David J. Greene and Company, L.L.C. filed an amended Schedule 13G with respect to the Company’s Common Stock on February 10, 2006. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. David J. Greene and Company, L.L.C. has shared voting power with respect to 1,039,080 of the indicated shares and  shared dispositive power with respect to 1,356,909 of the indicated shares.

(5)          BVF Inc., Biotechnology Value Fund, L.P. (BVF), Biotechnology Value Fund II, L.P. (BVF2), BVF Investments, L.L.C. (Investments), Investment 10, L.L.C. (ILL10), and BVF Partners L.P. (Partners) filed an amended Schedule 13G with respect to the Company’s Common Stock on February 10, 2006. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G, which reported: (i) BVF has shared voting and dispositive power for 358,100 of the indicated shares, (ii) BVF2 has shared voting and dispositive power for 223,080 of the indicated shares, (iii) Investments has shared voting and dispositive power for 542,720 of the indicated shares; (iv) ILL10 has shared voting and dispositive power for 58,600 of the indicated shares; and (v) BVF Inc. and Partners each have shared voting and dispositive power for 1,182,500 of the indicated shares. None of BVF, BVF2, Investments, ILL10, BVF Inc. and Partners has sole voting or dispositive power with respect to any of the indicated shares.

(6)          Brown Capital Management, Inc. filed an amended Schedule 13G with respect to the Company’s Common Stock on February 6, 2006. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Brown Capital Management, Inc. has sole voting power with respect to 904,038 of the indicated shares and sole dispositive power with respect to 934,488 of the indicated shares. Brown Capital Management, Inc. does not have shared voting or dispositive power with respect to any of the indicated shares.

(7)          OZ Management, L.L.C. (OZ) and OZ Master Fund Ltd. (OZMD) filed an amended Schedule 13G with respect to the Company’s Common Stock on February 14, 2006. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G. As reported in said Schedule 13G, OZ and OZMD disclaim beneficial ownership of such shares, which are beneficially owned as follows: (i) OZMD has sole dispositive and voting power for 823,337 of the indicated shares and (ii) OZ has sole dispositive and voting power for 866,554 of the indicated shares, which it owns for investment purposes on behalf of investment funds and discretionary accounts, including OZMD.

(8)          Includes 438,329 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(9)          Includes 131,249 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(10)   Includes 41,100 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(11)   Includes 61,541 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(12)   Includes 56,600 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(13)   Includes 34,500 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(14)   Includes 41,666 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(15)   Includes 37,799 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(16)   Includes 34,499 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(17)   Includes 18,000 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(18)   Includes 4,000 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

(19)   Includes 1,153,786 shares of the Company’s Common Stock subject to options exercisable within 60 days of March 10, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. On the basis of reports and representations submitted by or on behalf of our executive officers and directors, all Forms 3, 4 and 5 showing ownership of and change of ownership in our equity securities during 2005 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee at December 31, 2005 were Dr. Baldino, Ms. Ammon and Mr. Peacock. Mr. Marino served on the Compensation Committee from January to March 2005. There were no Compensation Committee interlocks or insider (employee) participation during 2005.

Certain Relationships and Related Transactions

Mr. Marino, one of our directors, is a partner at Dechert, LLP, a law firm that we retained in 2005 and continue to retain in 2006. In 2005, we expended approximately $324 thousand in fees related to services provided by that law firm.

We and Dr. Bartlett, one of our directors, are parties to a consulting agreement pursuant to which Dr. Bartlett provides scientific advisory services to us. Dr. Bartlett serves as Chairman of our Scientific Advisory Board. In 2005, we paid Dr. Bartlett $36 thousand in fees under the consulting agreement.

Dr. Mollica, the Chairman of our Board of Directors, is Chairman of the Board of Neurocrine Biosciences, Inc. We and Neurocrine are parties to an agreement under which we provide research support to Neurocrine. During 2005, we recorded revenue of approximately $1.0 million under that agreement.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen C. Costalas
Secretary

March 31, 2006

Appendix A

PHARMACOPEIA DRUG DISCOVERY, INC.

CHARTER OF
THE AUDIT COMMITTEE

ORGANIZATION.   This Charter governs the operations of the Audit Committee (the Committee) of Pharmacopeia Drug Discovery, Inc. (the Company). The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board of Directors (the Board). The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company, are not an affiliated person of the Company or its subsidiaries, meet the independence requirements of the stock exchange listing standards, and have no relationship that may interfere with the exercise of their independence from the management and the Company. All Committee members shall be financially literate and at least one member shall be a “financial expert,” as defined by SEC regulations.

STATEMENT OF POLICY.   The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, performance of the Company’s independent auditors, the independent auditor’s qualifications and independence and the annual independent audit of the Company’s consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain independent outside counsel, or other experts or advisers as it determines necessary to carry out its duties.

RESPONSIBILITIES AND PROCESSES.   The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company therein. For their part, the independent auditors are responsible for auditing the Company’s annual financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to the changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•       The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•       The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to stockholders’ approval.

•       The Committee shall meet at least four times annually, and at least annually, the Committee shall obtain and review a report by the independent auditors describing:

•        The firm’s internal quality control procedures.

•        Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•        All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•       The Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

•       The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•       The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•       In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•       The Committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

•       The Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•       The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and any required report on management’s assertion.

•       The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•       The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•       The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

Adopted March 21, 2005. Ratified February 9, 2006.

Appendix B

PHARMACOPEIA DRUG DISCOVERY, INC.

CHARTER OF
THE CORPORATE GOVERNANCE COMMITTEE

April 6, 2004

Mission Statement.   The Corporate Governance Committee (the Committee) of the Board of Directors of Pharmacopeia Drug Discovery, Inc. (Pharmacopeia or the Company) will assist the Board of Directors in fulfilling its responsibilities with the respect to its stewardship of the Company, as more fully described in this Charter.

Organizational Matters.   The Committee will be a committee of the Board as contemplated by Article 4 of the Bylaws of the Company and Section 141 of the General Corporation Law of the State of Delaware.

Composition.   The Committee shall consist exclusively of not less than three (3) directors selected by the full Board. A majority of these Board members shall be “Independent.” Independence shall mean that the members have no relationship that may interfere with the exercise of their independence from management and the Company. Members of the Committee also shall otherwise meet the independence standards required by applicable law, regulations and listing requirements.

Term.   The Committee members shall be appointed for terms of one (1) year at the annual meeting of the Board. The Chair of the Committee shall be designated by the Board.

Meetings.   The Committee shall meet at such times and from time to time as it deems appropriate, but not less than once each year. A majority of the members of the Committee shall constitute a quorum to transact business. The Committee may invite to any of its meetings other directors, members of Company management and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

Reporting.   The Committee shall report to the full Board, orally or in writing, at the Board’s first meeting following each such meeting of the Committee, with respect to the Committee’s activities and its recommendations to the Board.

General Authority.   The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Committee. The Committee shall have the authority to confer with Company management and other employees to the extent it deems necessary or appropriate to fulfill its responsibilities. The Committee is authorized to conduct or initiate inquiries or investigations into any matters within the Committee’s scope of responsibilities and shall have full access to the books, records, facilities and personnel of the Company. The Committee is further authorized to seek outside legal or other expert advice, including financial advice, to the extent it deems necessary or appropriate from time to time, provided that the Committee keeps the Board reasonably informed as to the nature and extent of such outside advice.

Role and Responsibilities.   The Committee shall have full power and authority to carry out the following activities, for which it shall have responsibility:

General.

1.   Compliance.   Review on an annual basis the Board’s compliance with SEC and NASDAQ rules, including (if appropriate) preparation and review of any required Committee report for the Company’s annual proxy statement.

2.   Corporate Governance.   Develop and periodically review and revise principles and standards for corporate governance of the Company, and make recommendations to the Board as to adoption and revision of such principles and standards.

3.   Consultation.   Consult with the President and Chief Executive Officer of the Company with respect to carrying out the responsibilities of the Committee and implementing those recommendations of the Committee adopted by the Board.

Composition, Performance and Compensation of the Board.

1.   Qualifications.   Develop qualifications and other criteria for individual candidates for the Board including, without limitation, background, technical and industry-specific skills, affiliations and personal characteristics.

2.   Identification, Evaluation and Recommendation.   In consultation with, and with the assistance of, the Chairman of the Board and Chief Executive Officer, identify candidates for election to the Board; gather information on such candidates; and conduct interviews and hold meetings with candidates. Make recommendations to the full Board as to particular candidates to fill vacancies on the Board from time to time. Make recommendations to the full Board as to the slate of candidates for membership on the Board and to be presented to the stockholders for consideration at the Company’s Annual Meeting of Stockholders.

3.   Composition.   Review the composition and size of the Board as a whole, in order to ensure that the Board has the appropriate experience, expertise and perspective, as well as the diversity of age, sex, race and ethnicity, that the Company believes will foster the effective functioning of the Board and will best promote the interests of the Board, the Company and Pharmacopeia stockholders.

4.   Age and Term Limits.   Review the Company’s policies concerning minimum and maximum (i.e., mandatory retirement) ages of directors and, if deemed appropriate, term limits for Board members.

5.   Evaluation of Board and Individual Directors.   On a regular basis, conduct an assessment and evaluation of the performance of the Board, as a whole, and the directors individually. Make recommendations to the full Board as to whether individual members should stand for re-election.

6.   Director Compensation.   Develop recommendations for approval of the full Board regarding compensation of non-employee directors of the Company. Report to the full Board on an annual basis on the compensation of Board members as compared to compensation of directors of comparable companies, and make recommendations regarding changes to the Company’s director compensation practices.

Succession Planning.

1.   Company Executives.   In consultation with the President and Chief Executive Officer, review succession planning relating to the Company’s President and Chief Executive Officer as well as other key members of Company senior management. Require the President and Chief Executive Officer to prepare and update regularly his or her recommendation as to the individual who should succeed him or her in such position in the event he or she becomes unable to perform the duties of the office.

2.   Board Members.   Plan for continuity on the Board as existing Board members retire or rotate off the Board.

Board Committees.

1.   Compliance.   Review on an annual basis the compliance by each committee of the Board with the Company’s committee structure, size and composition rules, including holding the required number of meetings and providing to the full Board reports as to that committee’s activities.

2.   Composition of Committees.   In consultation with the Chairman, recommend to the full Board individual directors to serve as members and Chairpersons of the various committees and recommend changes to the composition of committees from time to time. Ensure that each committee is comprised of members with experience and expertise sufficient for the committee to perform its responsibilities, and reflecting the diversity of perspective and background discussed above.

3.   Evaluation of Committees.   In consultation with the Chairman, annually review the charter of each committee and regularly review the performance of each committee and its individual members. Make recommendations to the Board for the creation of additional committees, the change in mission or responsibilities of standing committees, and the dissolution of existing committees.

Conflicts of Interest.

1.   Other Directorships and Affiliations.   In connection with the Company’s filing of its Annual Report on Form 10-K, review directorships, consulting arrangements and other business relationships involving the Company’s directors as reported in the directors’ questionnaires for possible conflicts of interest.

2.   Addressing Conflict of Interest Situations.   Identify, analyze and, if possible, resolve actual and potential conflicts of interest a Board member has or may have. In connection with actual or potential conflicts of interest, issue to such member instructions concerning the manner in which he or she is to conduct himself or herself, as applicable, in matters that are, or may come, before the Board including, without limitation, recusal of the member from the Board’s consideration of matters implicated by such conflict of interest.

Stockholder Matters.

1.   Charter and Bylaws.   Periodically review the Restated Certificate of Incorporation and Bylaws of the Company, as amended, and make recommendations to the Board with the objective of promoting good corporate governance and fostering stockholder rights.

2.   Stockholder Meetings.   Review the procedures and communication plans for stockholders meetings to ensure that the rights of stockholders (including the right to participate) are protected, that required information concerning the Company is adequately presented and that the meetings promote effective communication between the Company and its stockholders on matters of importance.

3.   Other Stockholder Communications.   Monitor the manner and frequency with which the Board and, particularly, the management of the Company communicate with stockholders between scheduled stockholders’ meetings.

Miscellaneous.   Take such other actions regarding the matter of governance of the Company, including the adoption of principles of corporate governance, from time to time as the Committee deems necessary or appropriate to further and to protect the interests of the Company and its stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

PHARMACOPEIA DRUG DISCOVERY, INC.

May 4, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE PERIOD COMMENCING JANUARY 1, 2006 AND ENDING DECEMBER 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ CAROL A. AMMON ☐ PAUL A. BARTLETT, PH.D. ☐ JOSEPH A. MOLLICA, PH.D.	and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date :	Signature of Stockholder	Date :

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

PHARMACOPEIA DRUG DISCOVERY, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of PHARMACOPEIA DRUG DISCOVERY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2006, and hereby appoints Leslie J. Browne, Ph.D., Michio Soga and Brian M. Posner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of PHARMACOPEIA DRUG DISCOVERY, INC. to be held on May 4, 2006 at 9:00 a.m. local time, at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PHARMACOPEIA DRUG DISCOVERY, INC.

May 4, 2006

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope

provided as soon as possible.-or-TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when

you call.-or-INTERNET—Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE PERIOD COMMENCING JANUARY 1, 2006 AND ENDING DECEMBER 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY	☐ CAROL A. AMMON PAUL A. BARTLETT, PH.D. JOSEPH A. MOLLICA, PH.D.	and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.
☐ FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.